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                                                                   EXHIBIT 10.39

[EXULT LOGO]

                                                        60 Lombard Street
                                                        London EC3V 9EA
                                                        Main 44 (0) 20 7464 8483
                                                        Fax 44 (0) 20 7464 8656
                                                        www.exult.net

September 1, 2000

Richard H. Jones Esq
6 Ashley Road
Sevenoaks
Kent
TN13 3AW

      Re:   Longevity Bonus

Dear Richard,

      The commitment set forth in this letter is made to you in connection with and as further consideration of your employment by Exult, Ltd (the "Company").

      On each of the Bonus Dates set forth in the table below, the Company will pay to you the Longevity Bonus set forth opposite that Bonus Date if, as of such date, you are employed by the Company and have neither given notice to terminate your employment with the Company nor received notice to terminate your employment from the Company and are in compliance with your contract of employment and all written policies put in place by the Company and Exult, Inc. from time to time.

      BONUS DATE                         LONGEVITY BONUS

      30 January 2002                    75,000 Pounds Sterling

      30 January 2003                    100,000 Pounds Sterling

      30 January 2004                    107,500 Pounds Sterling

      30 January 2005                    110,000 Pounds Sterling

      There is no pro-ration of the Longevity Bonus for partial periods of service. Cessation of your employment will void the Company's obligation to pay you any further Longevity Bonuses.

      In addition, if your employment is terminated by the Company without cause or misconduct, as such terms are defined in your employment agreement or the Company's Employment Handbook ("INVOLUNTARY TERMINATION"), and you continue to comply with all post-employment obligations to the Company and its affiliates until the first anniversary of the date of Involuntary Termination, then on such first anniversary the Company will pay you a Special Severance Bonus. The amount of the Special Severance Bonus will correspond to the duration of your employment with the Company prior to Involuntary Termination, as determined according to the table below, provided that the Amount of the Special Severance Bonus will, in any case, be reduced by the total of all Longevity Bonus amounts paid or payable.

                                                     AMOUNT OF SPECIAL
      DATE OF INVOLUNTARY TERMINATION                SEVERANCE BONUS

      Before 1 January 2001                          75,000 Pounds Sterling

      On or after 1 Jan 01 but before 1 July 01      152,000 Pounds Sterling

      On or after 1 July 01 but before 1 Jan 02      232,000 Pounds Sterling

      On or after 1 Jan 02 but before 1 July 02      314,000 Pounds Sterling

      On or after 1 July 02                          400,000 Pounds Sterling
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[EXULT LOGO]

      If at the time for payment of any Longevity Bonus or Special Severance Bonus, you are indebted to the Company or Exult, Inc. or any of its affiliates, the Company may withhold and apply any portion of the Longevity Bonus or Special Severance Bonus pound for pound to reduce by offset your indebtedness, whether or not that indebtedness is then due and payable.

         This letter sets forth the entire agreement between you and the Company and its affiliates regarding any form of bonus other than as specified in your contract of employment and its terms are to be governed by and construed in accordance with English law. Please signify your agreement with the foregoing by signing a copy of this letter in the space provided below and returning it to me, whereupon this letter will constitute an agreement between the Company and you.


                                      Yours sincerely,


                                      James C. Madden, V
                                      Director

Agreed.


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Richard H. Jones

Dated:
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